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                                                                  EXHIBIT 3.2.3


                                   FILED COPY

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           DCC COMPACT CLASSICS, INC.

                                                             961166545 C $25.00
                                                             SECRETARY OF STATE
                                                                 12-23-96 12:42

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:         The name of the Corporation is DCC Compact Classics, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on November 22, 1996, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

               No shares have been issued or Directors elected - Action by
---------      Incorporators

               No shares have been issued but Directors elected - Action by
---------      Directors

               Such amendment was adopted by the board of directors where
---------      shares have been issued and shareholder action was not
               required.

   X           Such amendment was adopted by a vote of the shareholders. The
---------      number of shares voted for the amendment was sufficient for approval.

THIRD:    Upon the filing of these Articles of Amendment to the Articles of
Incorporation, all issued and outstanding shares of Common Stock of the Corporation held by each holder of record on October 23, 1996 shall be automatically combined at a rate of one for three (1:3). No fractional share or scrip representing a fractional share will be issued upon the Reverse Stock Split. Fractional shares of .5 of Common Stock will be rounded up to the next highest share, and fractional interest of less than .5 of Common Stock will be reduced down to the next nearest share. Any shareholder whose aggregate shareholding is reduced to a fraction of one (1) share will receive one (1) share of New Common Stock.

         IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment as of the 10th day of December, 1996.

                                    DCC COMPACT CLASSICS, INC.


                                             /s/
                                    ---------------------------------
                                    By: Marshall Blonstein, President

ATTEST


By:           /s/
   ---------------------------
    Marcia McGovern, Secretary